UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 28, 2018

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 8-Other Events

Item 8.01. Other Events.

On March 28, 2018 and March 29, 2018, Mattel, Inc. (the “Company”) entered into certain foreign joinder agreements to the syndicated facility agreement dated as of December 20, 2017 (the “Credit Agreement”), among the Company, as a borrower thereunder, certain of the Company’s domestic and Canadian subsidiaries, as additional borrowers thereunder, certain additional domestic and foreign subsidiaries of the Company, as guarantors thereunder, Bank of America, N.A., as global administrative agent, collateral agent and Australian security trustee, and the other lenders and financial institutions party thereto, providing for $1,600,000,000 in aggregate principal amount of senior secured revolving credit facilities.

As previously discussed in the Company’s Current Report on Form 8-K filed on December 21, 2017, the foreign joinder agreements join the relevant foreign borrowers, foreign guarantors and foreign lenders to the Credit Agreement making portions of the credit facilities available to other subsidiaries of the Company, including a portion to (i) Mattel France, (ii) Mattel España, S.A., (iii) Mattel Europa B.V., Mattel U.K. Limited, HIT Entertainment Limited, Gullane (Thomas) Limited and Mattel GMBH and (iv) Mattel Pty Ltd.

The foregoing summary of the foreign joinder agreements is qualified in its entirety by reference to the actual text of each foreign joinder agreement, copies of which are filed herewith as Exhibits 99.1, 99.2, 99.3 and 99.4.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit Number	Description

99.1	Foreign Joinder Agreement, dated as of March 29, 2018, by and among Mattel France, each of the French Revolving Lenders party thereto, Bank of America Merrill Lynch International Limited, in its capacity as French Swingline Lender and Bank of America, N.A., in its capacity as Global Administrative Agent under the Syndicated Facility Agreement dated as of December 20, 2017, among Mattel, Inc., each of the other borrowers and guarantors party thereto, the lenders party thereto, Bank of America, N.A., as Global Administrative Agent, Collateral Agent and Australian Security Trustee, and the other parties thereto.

99.2	Foreign Joinder Agreement, dated as of March 28, 2018, by and among Mattel España, S.A., each of the Spanish Revolving Lenders party thereto, Bank of America Merrill Lynch International Limited, in its capacity as Spanish Swingline Lender and Bank of America, N.A., in its capacity as Global Administrative Agent under the Syndicated Facility Agreement dated as of December 20, 2017, among Mattel, Inc., each of the other borrowers and guarantors party thereto, the lenders party thereto, Bank of America, N.A., as Global Administrative Agent, Collateral Agent and Australian Security Trustee, and the other parties thereto.

99.3	Foreign Joinder Agreement, dated as of March 29, 2018, by and among Mattel Europa B.V., Mattel U.K. Limited, HIT Entertainment Limited, Gullane (Thomas) Limited, Mattel GMBH, each of the European (GNU) Subsidiary Guarantors party thereto, each of the European (GNU) Revolving Lenders party thereto and Bank of America, N.A., in its capacity as European (GNU) Swingline Lender and its capacity as Global Administrative Agent under the Syndicated Facility Agreement dated as of December 20, 2017, among Mattel, Inc., each of the other borrowers and guarantors party thereto, the lenders party thereto, Bank of America, N.A., as Global Administrative Agent, Collateral Agent and Australian Security Trustee, and the other parties thereto.

99.4	Foreign Joinder Agreement, dated as of March 29, 2018, by and among Mattel Pty Ltd., each of the Australian Revolving Lenders party thereto, Bank of America, N.A. (acting through its Australia branch), in its capacity as Australian Swingline Lender and Bank of America, N.A., in its capacity as Global Administrative Agent under the Syndicated Facility Agreement dated as of December 20, 2017, among Mattel, Inc., each of the other borrowers and guarantors party thereto, the lenders party thereto, Bank of America, N.A., as Global Administrative Agent, Collateral Agent and Australian Security Trustee, and the other parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.

Date: April 3, 2018	By:	/s/ Robert Normile
		Name:	Robert Normile
Title: Executive Vice President, Chief Legal Officer and Secretary